UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
July 15, 2009
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 15, 2009, Finisar Corporation (the “Company”) entered into a formal modification of its credit facilities with Silicon Valley Bank confirming a commitment by the bank previously reported in a Current Report on Form 8-K filed by the Company on July 9, 2009. The principal modifications included:
•	a reduction in the total size of the Company’s secured revolving line of credit from $45 million to $25 million;
•	an increase in the interest rates on borrowings under the revolving credit facility to the bank’s prime interest rate plus 1.00% (from .50%) or, at the Company’s election, the LIBOR rate plus 3.50% (from 3.00%); and
•	revised covenants which permit the use of borrowings under the credit line for a portion of the exchange consideration to be paid in connection with pending exchange offers for up to $95 million aggregate principal amount of the Company’s outstanding convertible subordinate notes, and the use of up to an aggregate of $50 million of cash from all sources for that purpose.
A copy of the agreement modifying the Company’s credit facilities with Silicon Valley Bank is attached as Exhibit 10.66 and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
As previously reported in a Current Report on Form 8-K filed by the Company on July 9, 2009, the Company and JDS Uniphase Corporation (“JDSU”) entered into an Asset Purchase Agreement dated as of July 8, 2009 (the “Purchase Agreement”), pursuant to which the Company agreed to sell to JDSU all of the assets used exclusively in the Company’s Network Tools business (other than accounts receivable) and JDSU agreed to assume certain related liabilities of the Network Tools business for a cash purchase price of approximately $40.6 million (the “Sale Transaction”). A copy of the Purchase Agreement is attached as Exhibit 10.65 and is incorporated herein by reference. On July 15, 2009, the parties closed the Sale Transaction. A copy of a press release announcing the closing of the Sale Transaction and other matters disclosed in this Current Report on Form 8-K is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Reference is made to Item 1.01 of this report regarding the modification of the Company’s credit facilities.
Item 8.01 Other Events.
On July 16, 2009, the Company issued a press release announcing that it has amended its exchange offers, previously announced on July 9, 2009, to increase the total consideration in its offer to exchange shares of its common stock and cash for an aggregate of up to $95 million principal amount of the following series of its outstanding convertible notes (the “Notes”);
•	2.50% Convertible Subordinated Notes due 2010 (the “Subordinated Notes”) with $50 million in aggregate principal amount outstanding; and

•	2.50% Convertible Senior Subordinated Notes due 2010 (the “Senior Subordinated Notes”) with $92 million in aggregate principal amount outstanding.
The Company is offering to exchange up to an aggregate of $37.5 million principal amount, or 75%, of the outstanding Subordinated Notes and up to an aggregate of $57.5 million principal amount, or 62.5%, of the outstanding Senior Subordinated Notes. The terms and conditions of the exchange offers are described in the Amended and Restated Offer to Exchange, dated July 16, 2009, and related Amended and Restated Letter of Transmittal, as filed with the Securities and Exchange Commission.
The press release attached hereto as Exhibit 99.1 also includes the Company’s announcement of the amendment to the exchange offers.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
10.65	Asset Purchase Agreement dated as of July 8, 2009 by and between Finisar Corporation and JDS Uniphase Corporation

10.66	Fourth Loan Modification Agreement dated as of July 15, 2009 by and between Silicon Valley Bank and Finisar Corporation

99.1	Press Release of Finisar Corporation dated July 16, 2009

99.2	Unaudited Pro Forma Financial Data

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 16, 2009

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.65	Asset Purchase Agreement dated as of July 8, 2009 by and between Finisar Corporation and JDS Uniphase Corporation

10.66	Fourth Loan Modification Agreement dated as of July 15, 2009 by and between Silicon Valley Bank and Finisar Corporation

99.1	Press Release of Finisar Corporation dated July 16, 2009

99.2	Unaudited Pro Forma Financial Data

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